Exhibit 23

Consent of Independent Registered Public Accounting Firm

We consent to the incorporation by reference in the Registration Statement on Form S-8 (No. 333-212234) of our report dated June 24, 2016, included in the Annual Report on Form 10-K of Energy Services of America Corporation for the year ended September 30, 2016.

/s/Arnett Carbis Toothman, LLP

Charleston, WV

February 13, 2017